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                                                           EXHIBIT 10.2


                                PROMISSORY NOTE


$500,000.00                                                       August 7, 2000


    FOR VALUE RECEIVED, the undersigned promises to pay to the order of HydroMaid International, Inc. the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) together with an annual fee in the amount of SIXTY THOUSAND AND NO/100 DOLLARS ($60,000.00), paid monthly in the amount of FIVE THOUSAND AND NO/100 DOLLARS ($5,000) representing an annualized yield of 12%.

    Said principal sums and fees as due, shall be payable at 12226 South 1000 East, Suite 10, Draper, Utah 84020, or at such place as the holder hereof may designate in writing. Furthermore, said principal and any remaining fees outstanding shall be due and payable on or before twelve months from date above. If full payment is not so paid, the maker jointly and severally promises to pay such sums as the court may adjudge reasonable as attorney fees in any suit or action required to collect this note.

    All parties to this note, including guarantors, sureties and endorsers, hereby severally waive presentment, protest and notice of nonpayment, or any release or discharge arising from any extension of time, or from any other cause, at or after maturity thereof.


Southeastern Rain Fresh, Inc.

/s/ James L. Griggs
------------------------
By: James L. Griggs
    President & CEO